Exhibit 99.1

Contact:                        John Nichols
Chief Financial Officer
Varsity Brands, Inc.
(901) 387-4300

Varsity Brands, Inc. Announces Stockholder Approval Of Acquisition
By Leonard Green & Partners, L.P. and Varsity Senior Management

MEMPHIS, TN, September 15, 2003, — Varsity Brands, Inc. (AMEX: VBR) today announced that a majority of its stockholders have approved the proposed acquisition of Varsity by an affiliate of Leonard Green & Partners, L.P. and Varsity senior management.  Upon the closing of the acquisition, Varsity will merge with a wholly owned subsidiary of an affiliate of Leonard Green & Partners, L.P. and Varsity senior management and Varsity will cease to be a publicly held company.

The closing of the transaction is subject to customary closing conditions as well as the successful completion of a tender offer for Varsity’s outstanding 10.5% senior notes due 2007 and related consent solicitation.  The tender offer is currently scheduled to expire at 12:00 midnight, New York City time, on September 23, 2003.  Varsity announced on September 11, 2003 that it had received the required consents to eliminate substantially all of the restrictive covenants of the indenture governing the senior notes and to make certain other amendments, as further detailed in the Offer to Purchase and Consent Solicitation Statement dated August 12, 2003.

Upon the successful consummation of the tender offer and subject to the satisfaction of all other terms and conditions set forth in the merger agreement, the parties intend to consummate the merger as soon as practicable after September 23, 2003.

Varsity is a leading provider of goods and services to the school spirit industry.  The company designs, markets and manufactures cheerleading and dance team uniforms and accessories, as well as dance and recital apparel for the studio dance market; operates cheerleading and dance team instruction camps throughout the United States; produces nationally televised cheerleading and dance team championships and other special events; and operates studio dance competitions and conventions.  The company markets these products and related services through a year-round marketing strategy.  The company markets its proprietary products and services to schools, recreational organizations, coaches and participants in the extra-curricular market using its own nationwide sales force, as well as websites that are targeted to specific audiences and specific activities.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements are those which use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,”

“may,” “will,” “should,” “estimate,” “continue” or other comparable expressions.  These words indicate future events and trends.  The forward-looking statements in this press release include, without limitation, the statements about the Company’s plans, strategies and prospects.  Forward-looking statements are the Company’s current views with respect to future events and financial performance.  Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.  Factors that may cause such a difference include, without limitation, failure to satisfy the closing conditions set forth in the merger agreement. There can be no assurance that the merger will be completed on the intended schedule.  Important factors that could cause actual results to differ materially from the forward-looking statements made in this press release are set forth in each of the Company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission.  It is advisable not to place undue reliance on the Company’s forward-looking statements.

This press release is neither an offer to purchase nor a solicitation of an offer to sell Varsity’s senior notes. The tender offer is made only by the Offer to Purchase and Consent Solicitation Statement dated August 12, 2003. Persons with questions regarding the offer should contact Jefferies & Company, Inc., the Dealer Manager and Information Agent at (800) 933-6656.

The SEC maintains a website, located at http://www.sec.gov, which contains reports and proxy statements of Varsity, including the proxy statement and supplemental proxy materials regarding the acquisition of Varsity by an affiliate of Leonard Green & Partners, L.P. and members of Varsity senior management. Investors and security holders of Varsity are advised to read Varsity’s proxy statement and supplemental proxy materials relating to the transaction, because they contain important information. Varsity mailed the proxy statement to its stockholders on or about August 13, 2003 and mailed the supplemental proxy materials to its stockholders on or about September 3, 2003. The proxy statement and the supplemental proxy materials were filed with the SEC. Investors and security holders may obtain free copies of the proxy statement and the supplemental proxy materials and other documents filed by Varsity at the SEC’s web site at http://www.sec.gov. Stockholders may also obtain copies of these documents without charge by requesting them in writing from Varsity Brands, Inc. 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115, Attention: Chief Financial Officer, or by telephone at (901) 387-4300.